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                                                                     Exhibit 5.2

                     [Letterhead of Tapia Linares y Alfaro]

March 5, 2004




Carnival Corporation
Carnival Place
3655 N.W. 87th Avenue
Miami, Florida 33178-2428

         RE:  REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Carnival plc, a public limited company incorporated under the laws of England and Wales ("Carnival plc") and Carnival Corporation, a corporation incorporated under the laws of the Republic of Panama (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the legality of the securities being registered thereunder. The Registration Statement relates to the registration under the Act of the issuance and sale of
(i) Carnival plc's senior debt securities ("Senior Debt Securities") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency and (ii) a guarantee by the Company of Carnival plc's contractual monetary obligations under the same or all of the Debt Securities pursuant to the Carnival Corporation Deed of Guarantee between the Company and Carnival plc, dated as of April 17, 2003 (the "Carnival Corporation Guarantee") (collectively, the "Securities"). The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act.

The Senior Debt Securities are to be issued under an indenture (the "Senior Debt Indenture") to be entered into between Carnival plc and the Trustee thereunder. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures") to be entered between Carnival plc and the Trustee thereunder.




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In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) the Carnival Corporation Guarantee, and (iii) records of certain of the Company's corporate proceedings relating to, among other things, the proposed issuance and sale of the Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

In rendering the opinion set forth below, we have assumed that the Carnival Corporation Guarantee is a valid and binding obligation of the Company under the laws of the Isle of Man and has been duly executed and delivered by the Company. We have also assumed that the Securities of a particular issuance offered will be duly executed, issued, authenticated and delivered, and sold as described in the Registration Statement.

Based on the foregoing, we are of the opinion that:

1. The execution and delivery of the Carnival Corporation Guarantee and the performance of the Company's obligations thereunder have been duly authorized by the Company.

2. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of the Republic of Panama.

3. The Company has full power and authority under the laws of the Republic of Panama and its Articles of Incorporation to execute, deliver and perform its obligations under the Carnival Corporation Guarantee.

4. The execution, delivery and performance by the Company under the Carnival Corporation Guarantee do not violate the Articles of Incorporation, Bylaws or other organizational documents of the Company or the laws of the Republic of Panama applicable thereto.

We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

Yours very truly,


TAPIA LINARES Y ALFARO

/s/ Mario E. Correa
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    Mario E. Correa

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